SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 4, 2006 (March 29, 2006)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On March 29, 2006, Tri-S Security Corporation (the “Company”) and its subsidiaries entered into an Amendment and Forbearance Agreement (the “Agreement”) with LSQ Funding Group, L.C. and BRE LLC (together, the “Lenders”).  Pursuant to the Agreement, the Lenders waived certain specified defaults under the Company’s credit agreement with the Lenders (which credit agreement provides for a factoring facility and term loans) and agreed to forbear from exercising all remedies available to the Lenders in connection with such existing defaults until January 1, 2007.  The Agreement also amends the credit agreement, among other things, to delay all principal payments under the term loans until January 1, 2007 and to revise the default interest rate with respect to the term loans so that it equals the default interest rate with respect to the factoring facility.

The description contained herein of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 99.1 to this Report and incorporated herein by this reference.

Item 9.01                Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.  None.

(b)           Pro Forma Financial Information.  None.

(c)           Exhibits.

99.1         Amendment and Forbearance Agreement dated as of March 29, 2006 by and among the Company, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Robert Mills
Robert Mills, Chief Financial Officer

Dated:  April 4, 2006

EXHIBIT INDEX

99.1	Amendment and Forbearance Agreement dated as of March 29, 2006 by and among the Company, its subsidiaries, LSQ Funding Group, L.C. and BRE LLC.